EXHIBIT 16


                             ERNST & YOUNG LLP
                           200 Clarendon Street
                     Boston, Massachusetts  02116-5072


July 16, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated July 16, 1996, of A. T. Cross Company and are in agreement with the statements contained in the second, third, and fourth paragraphs therein. We have no basis to agree or disagree with other statements of the registration contained therein.



                                        Ernst & Young LLP